THIS AGREEMENT made effective the 1st day of July, 2006.

BETWEEN:

FIRST TRUCK CENTRE (EDMONTON) INC.
(hereinafter called the "Lessee")

OF THE FIRST PART

AND

LEXINGTON ENERGY SERVICES INC.
(hereinafter called the "Sub-Lessee")

OF THE SECOND PART

SUBLEASE

WHEREAS:

A. By a lease dated the 1st day of October, 2005 (hereinafter referred to as the "Lease"), a copy of which is annexed hereto as Schedule "B", Gregg Properties Co. Ltd. (the " Lessor") leased to the Lessee certain demised premises (the "demised premises") within lands legally described as:

Lot 3
Block 2
Plan 051 1050

and municipally described as: 234125 Wrangler Road, RR #5, Calgary, Alberta, T2P 2G6, for a term of fifteen (15) years from the 1st day of October, 2005, and ending on the 30th day of September, 2020;

B. The Sub-Lessee has applied to the Lessee for a sublease to enable the Sub-Lessee to carry on business in and from the demised premises; and

C. Clause 8.1 of the Lease permits the Lessee to sub-let the demised premises to a Sub-Lessee.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto) the parties hereto do hereby agree as follows:

Grant of Sublease:

1.01 The Lessee hereby grants to the Sub-Lessee a sublease of the demised premises for a term of four (4) years and one (1) month commencing on the 1st day of July, 2006, and ending on the 31st day of July, 2010, otherwise in accordance with the Lease and all benefits to be derived therefrom and subject to the observance and performance of certain of the covenants, provisos, and conditions on the part of the Lessee contained therein as hereinafter described.

Covenants By Lessee to Sub-Lessee:

2.01 The Lessee covenants with the Sub-Lessee that the Lease is a valid and subsisting Lease, that the rent reserved thereby has been or will be duly paid to the 30th day of June, 2006, that the covenants, provisos and conditions therein on the part of the Lessee have been duly observed and performed by the date hereof and that the Lessee is entitled to sub-let the demised premises.

Covenant of Sub-Lessee to Lessee:

3.01 The Sub-Lessee covenants with the Lessee that the Sub-Lessee will throughout the Sub-Lease term observe and perform the covenants, provisos, and conditions on the part of the Tenant to be observed and performed in the Lease (and as if the Lessee were the Landlord referred to therein and the Sub-Lessee were the Tenant), with the following exceptions only:

a. **Rent**

Clause 4 of the Lease shall be changed to read as follows:

"YIELDING AND PAYING THEREFOR unto the Lessee yearly and every year a fixed annual rent equal to the sum of one hundred and eighty thousand ($180,000.00) Dollars of lawful money of Canada, the "Base Lease Rate") payable in equal monthly installments of fifteen thousand ($15,000.00) dollars, in advance, on the first day of

each and every month during the said term."

b. **Additional Rent**

In accordance with the terms of the Lease (including but not limited to Clause 5 of the Lease), the Sub-lessee shall pay to the Lessee during the term hereof, all occupancy costs (including those stated in Clause 5 and elsewhere in the Lease), GST, other charges, and any other additional costs payable by the Lessee pursuant to the terms of the Lease.

c. **Use and Operation**

Clause 5.10 of the Lease shall be changed to read as follows:

"That the demised premises shall be used and occupied only for the purpose of the assembly and repair of oilfield equipment, parts warehouse, display area, office space, indoor and outdoor parking, storing and servicing its vehicles, which are not hazardous, dangerous or explosive and for related office purposes."

d. **Renewal of Term**

Clause 22 of the Lease is deleted in its entirety.

e. **Additional Terms**

A new Clause 23 (entitled "Additional Terms") shall be added to the Lease to read as follows:

"(i) Early Occupancy

Upon the Sub-Lessee executing the within Sublease and provided the demised premises are then vacant, the Sub-Lessee shall at that time be entitled to exclusive access and possession of the demised premises. During this period of early occupation (ie: from the time the Sub-Lessee is granted exclusive access and occupation of the demised premises until the commencement date of this Sublease as set forth in paragraph 1.01 above) the Sub-Lessee shall not be responsible for Rent or Additional Rent (as described in paragraphs a. and b. above and including, but not limited to property taxes or other assessments) but shall nevertheless fully abide by and comply with all other terms of the Lease including, but not limited to the clauses of the Lease dealing with the Lessee's obligations to pay utilities and the Lessee's insurance obligations."

(ii) 2006 Property Taxes

Prior to the 1st day of July, 2006, the Sub-Lessee covenants and agrees to pay unto the Lessee the sum of five thousand five hundred and sixty seven dollars and eighty eight cents ($5,567.88) which sum represents fifty (50%)

percent of the 2006 property tax assessment.

(iii) Deposit

Upon the execution of this Sublease the Sub-Lessee shall provide the sum of thirty one thousand and fifty ($31,050.00) dollars (the "Deposit") made payable to CB Richard Ellis Alberta Limited, in trust, as a deposit to be applied as outlined below. Should the Sub-Lessee fail to perform its obligations or undertaking as set out in this Sublease, the Lessee may terminate the obligations of the Sub-Lessee in which case the Deposit shall be completely forfeited to the Lessee, and there shall be no further recourse by the Sub-Lessee as against the Lessee. The Sub-Lessee covenants and agrees that immediately upon execution of this Sublease or possession of the demised premises (whichever shall first occur) the Deposit shall become the property of the Lessee.

MONTH OF TERM	BASIC RENT	GST	TOTAL
July 2006	$15,000.00	$1,050.00	$16,050.00
Security Deposit	$15,000.00	----------	$15,000.00
TOTAL			$31,050.00

(iv) Refund of Deposit

All Deposits shall be refunded to the Sub-Lessee forthwith without deduction if the Lessee fails to perform its obligations pursuant to terms of this Sublease.

(v) Condition of the Premises

The Sub-Lessee acknowledges that, prior to its occupation of the demised premises, it has seen the demised premises and it further acknowledges that it has leased the said demised premises in their "as is" condition and that the Sub-Lessee shall not call upon the Lessee to perform any work whatsoever to the demised premises.

(vi) Additional Equipment

The Sub-Lessee shall, during its sub-tenancy with the Lessee and its occupation of the demised premises, have the exclusive use of the equipment which is located within the demised premises and which is listed in Schedule "A" to this Sublease. The Sub-Lessee acknowledges and agrees to abide by and follow the manufacturer's maintenance schedule with respect to said equipment and the Sub-Lessee further acknowledges and agrees that it will be solely responsible for all costs associated with the use, maintenance and repair of said equipment. The Sub-Lessee also acknowledges and agrees that it will return the said equipment to the Lessee

upon the expiration or sooner termination of the term of this Sublease in the same condition as the equipment was initially received by the Sub-Lessee (at the commencement of the term demised), reasonable wear and tear excepted.

(vii) Insurance

The Sub-Lessee's insurance, placed pursuant to Clause 5.12 of the Lease, shall list the Lessee in addition to the Lessor as named insured's on the policy of insurance.

(viii) Registration

The Sub-Lessee shall not register this Sub-Lease against title to the Lessor's lands as set forth in Schedule A-2 of the Lease.

Indemnification of Lessee

4.01 The Sub-Lessee will indemnify and save harmless the Lessee from all actions, suits, costs, losses, damages, and expenses incurred or suffered by the Lessee and caused by the Sub-Lessee breaching its covenants, conditions, or agreements under the Lease or this Sublease.

Further Sub-letting and Assignment

5.01 The Sub-Lessee shall not sub-let the demised premises nor assign this Sublease without the prior written consent of the Lessee, which consent shall not be unreasonably withheld by the Lessee. WL

Defects in the Demised Premises

6.01 The Sub-Lessee will notify the Lessee of any defects in the demised premises that prevent or diminish their use within seven (7) days after the delivery or possession of the demised premises to the Sub-Lessee and failing the giving of such notice, the Sub-Lessee shall be considered for all purposes to have accepted the demised premises in their then existing condition and the Lessee will not have any further obligation to the Sub-Lessee for defects or faults except for latent defects which could not then be discovered on a reasonable examination.

General

7.01 The obligations of the Sub-Lessee under this Agreement shall be in no way released, discharged, reduced, or otherwise affected by:

a. any neglect, delay or forbearance of the Lessor in demanding, requiring, or enforcing the keeping, observance or performance by the Lessee of any of its covenants or agreements under the Lease or by the Sub-Lessee of any of its obligations under this Agreement;

b. the granting of any extensions of time, waivers or indulgencies by the Lessee to the Sub-Lessee; and

c. Any want of notice by the Lessor to the Sub-Lessee of any default of the Lessee.

7.02 If the Sub-Lessee is in default hereunder, or under the Lease, the Lessee may exercise each and every remedy available to the Lessor as against the Lessee in respect of such default.

7.03 This Agreement shall take effect upon the earlier of the Sub-Lessee having access and possession of the demised premises and the 1st day of July, 2006.

7.04 This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and each of their respective successors and permitted assigns.

7.05 a. Any notice to the Sub-Lessee shall be sufficiently given if sent by registered mail, postage pre-paid, addressed to the Sub-Lessee at the demised premises or if delivered by hand to the Sub-Lessee (or an employee of the Sub-Lessee) at the demised premises.

b. Any notice to the Lessee shall be sufficiently given if sent by registered mail, postage pre-paid, addressed to the Lessee at: 11313 - 170 Street, Edmonton, Alberta, T5M 3P5.

c. If mailed as aforesaid, the notice shall be conclusively deemed to have been given on the fifth (5th) business day following the day of mailing; and

d. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice and address therein specified shall be deemed to be the address for such party for the giving of notices hereunder, provided that any new address so given by either

party shall be in Alberta.

7.06 All defined terms of this Agreement shall, unless a contrary intention is expressed, have the meaning ascribed to such term in the Lease.

7.07 The Lessee shall not be liable for its failure to perform any of the obligations hereunder or be held responsible for damage or loss to the Sub-Lessee if the failure, damage or loss is caused by fire or other casualty, or disaster, riots, strikes, walk-outs or other emergency or cause beyond the reasonable control of the Lessee or by circumstances attributable to the Sub-Lessee.

IN WITNESS WHEREOF each of the parties has duly executed this Agreement as of the day and year first above written.

FIRST TRUCK CENTRE (EDMONTON) INC.
PER:

____

LEXINGTON ENERGY SERVICES INC.
PER:

____

LANDLORD'S CONSENT

The Landlord hereby consents to the terms of the Sub-lease provided that:

(a) The parties shall be bound by all of the terms and conditions of the attached Lease; and

(b) The Landlord's consent granted herein shall not be deemed in any way to relieve the Lessee from its obligations under the said Lease.

DATED at the City of Edmonton, in the Province of Alberta, this 30 day of June, 2006.

GREGG PROPERTIES CO. LTD.
PER:

____

SCHEDULE "A"

ADDITIONAL EQUIPMENT LISTING

Air Compressor	DEV 15 HP 208V 3PH Horizontal Tank (Part # VAV-5062-41MS) DEV 15HP Refrigerated Air Dryer (Part # PD-50)
Hotsy Pressure Washer	Model 992 100 Foot Hose Drip Tray Wall Mount Hydrominder Remote Start/Stop Shutdown Timer 150 Foot Capacity Hose Reel Additional Remote
Phone System	Panasonic TDA100 5-Slot Hybrid IP PBX S Type Power Supply 4 8-Port Cards 2-Port Voicemail System 2-Port Digital Interface Card 10 3-Line LCD Digital Telephones - Black Remote Maintenance Modem BACK-UPS 300
Alarm System	GE 8 Zone Control Panel with 16 Zone Expander LCD Keypad 5 Man-Door Contacts 5 Overhead Door Contacts 5 Long Range Motion Detectors 3 20W Sirens

SCHEDULE "B"

THIS LEASE made the 1st day of October 2005.

BETWEEN:

GREGG PROPERTIES CO. LTD.
16215 - 118 Avenue
Edmonton, AB; T5V 1C7
(hereinafter called the "Landlord")

OF THE FIRST PART,

- and -

FIRST TRUCK CENTRE (EDMONTON) INC.
11313 - 170 Street
Edmonton, AB; T5M 3P5
(hereinafter called the "Tenant")

OF THE SECOND PART

1. Interpretation

1.1 Definitions - In this Lease

(a) "demised premises" means the building constructed upon the lands and described in Schedule "A" and outlined in Schedule "B";

(b) "lease year" means that period of time from the Commencement Date (as hereinafter defined) hereof to the last day of the twelfth month following such Commencement Date and each consecutive twelve-month period thereafter.

1.2 Severability

If any one or more clauses or paragraphs or part or parts thereof in this Lease shall be illegal or unenforceable, it or they shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in full force and effect and shall be binding upon the parties hereto as though the said clause or clauses, paragraph or paragraphs or part or parts thereof had never been included.

1.3 Number

Whenever a word importing the singular number only is used in this Lease, such word shall include the plural and words importing either gender or persons shall include other genders or firms and corporations, where applicable. Any reference to the "term" of this Lease shall, unless the context otherwise requires, be deemed to include any renewals thereof.

1.4 Captions

The word "clause" shall refer to each portion of this Lease introduced or headed by an integer and the word "paragraph" shall refer to the sequentially numbered paragraphs of each clause. The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions thereof.

2. Premises

WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord has demised and Leased and by these presents doth demise and Lease the demised premises containing a leaseable area of approximately 8,580 square feet of main floor space and approximately 880 square feet of mezzanine space for approximately 9,460 square feet total to the Tenant.

3. Term

TO HAVE AND TO HOLD the demised premises for and during the term of fifteen (15) years and zero (0) months commencing on the 1st day of October, 2005, (hereinafter called "the Commencement Date") and fully to be completed and ended on the 30th day of September, 2020, unless this Lease is sooner terminated as hereinafter provided.

4. Rent

YIELDING AND PAYING THEREFOR unto the Landlord yearly and every year:

(a) during the first to fifth Lease Years of the said term hereby granted a fixed annual rent equal to the sum of one hundred and thirty one thousand two hundred and fifty dollars ($131,250.00) of lawful money of Canada, (the "Base Lease Rate");

(b) during the sixth to tenth Lease Years of the said term hereby granted a fixed annual rent equal to the sum of one hundred and thirty seven thousand eight hundred and twelve dollars and fifty cents ($137,812.50) of lawful money of Canada, (the Base Lease Rate plus five percent (5%));

(c) during the eleventh to fifteenth Lease Years of the said term hereby granted a fixed annual rent equal to the sum of one hundred and forty four thousand seven hundred and three dollars and twelve cents ($144,703.12) of lawful money of Canada, (the Lease Rate in years six to ten plus five percent (5%));

payable in twelve equal monthly installments, in advance, on the first day of each and every month during the said term; provided that, if the term hereof does not commence on the first day of a calendar

month or ends on any day other than the last day of a calendar month, rent for the broken part of a calendar month at the commencement or end of the said term shall be pro-rated at a rate per day equal to 1/365th of the annual rent specified in this clause.

5. The Tenant Covenants With The Landlord As Follows:

5.1 Pay Rent

To pay all rent hereby reserved in the manner herein provided without any deduction or set-off whatsoever.

5.2 Tenant's Taxes

To pay all taxes, rates, charges, licenses, duties and assessments whatsoever, whether municipal, provincial, federal or otherwise now or hereafter charged, assessed, levied or imposed in respect of any personal property, fixtures, business or other activity carried on, out of, upon or in connection with the demised premises.

5.3 Building Taxes

(a) To pay and discharge, as additional rent, all duties, real property taxes, local improvement rates, business taxes, assessments and payments, extraordinary as well as ordinary, whether foreseen or not, as shall during the term hereby demised be laid, levied, assessed or imposed upon the building or the demised premises by virtue of any present or future law, order or ordinance of Canada or provincial, city, county or local government or of any department, office or bureau thereof or any other governmental authority.

If the demised premises are at any time during the term of this Lease assessed for the support of separate schools for any reason other than the act, election or religion of the Landlord, the amount of any increase in the duties, taxes, rates, assessments and payments payable in respect of the demised premises shall be paid by the Tenant as additional rent.

The duties, taxes, rates, assessments and payments described in this clause 5.3 are sometimes referred to herein collectively as "Taxes".

(b) That the Tenant will pay all Taxes when the same become due and payable, without interest or penalty, to the department, officer or bureau charged with the collection thereof, or in the event that the Landlord has paid such Taxes, the Tenant shall remit its payment as determined hereunder to the Landlord.

Nothing herein contained shall require or be construed to require the Tenant to pay any inheritance, income, payroll, excise, privilege, rent, estate, capital or profit tax or any tax of similar nature that is or may be imposed upon the Landlord, unless such taxes are levied upon the rent herein reserved in lieu of the Taxes.

(c) That in the case of assessments for local improvements or betterment's which are assessed or imposed during the term hereof and which may by law be payable in installments, the Tenant will only be obliged to pay such installments as they fall due during the term hereof, together with interest on deferred payments, on the condition that the Tenant shall take such steps as may be prescribed by law to convert the payment of the assessment into installment payments. Such payments of installments and any interest thereon shall be made before any fine, penalty, interest or cost may be added thereto for non-payment of any installment or interest thereon.

(d) That in any suit or proceeding of any kind or nature arising or growing out of the failure of the Tenant to keep any covenant contained in this clause 5.3, the certificate or receipt of the department, officer or bureau charged with collection of the Taxes, showing that the tax, assessment or other charge affecting the demised premises is due and payable or has been paid shall be prima facie evidence that such tax, assessment or other charge was due and payable as a lien or charge against the demised premises or that it has been paid, respectively.

The Tenant shall have the right to contest or review any assessment for Taxes by legal proceeding or in such manner as the Tenant in its reasonable opinion deems advisable, which proceedings or other steps taken by the Tenant, if instituted, shall be conducted diligently at its own expense and free of expense to the Landlord. The Landlord shall, acting reasonably but at no cost or expense to it, co-operate with the Tenant in any such contest. No such contest shall defer or suspend the Tenant's obligation to pay the Taxes as herein provided pending the contest, but if by law it is necessary that such payment be suspended to preserve or perfect the Tenant's contest, the contest shall not be undertaken without there being first deposited with the Landlord a sum of money equal to twice the amount of the Taxes that are the subject of the contest, to be held by the Landlord as an indemnity to pay such Taxes upon conclusion of the contest and all costs thereof that may be imposed upon the Landlord or the demised premises.

(e) That any Taxes relating to a fiscal period of a taxing authority, a part of which is within the term and a part of which is prior to the commencement of the term or subsequent to the termination date of the term, whether or not such Taxes shall be assessed, levied, imposed or become a lien upon the demised premises or shall be payable during the demised term, shall be apportioned and adjusted between the Landlord and the Tenant as of the stated date of commencement or the actual date of termination of the demised term, as the case may be.

(f) That the Landlord, in its absolute discretion, shall have the right to estimate the quantum of Taxes payable by the Tenant as herein provided and the Tenant will pay to the Landlord one-twelfth (1/12) of the estimated amount of the Taxes payable by it monthly at the times at which rent is payable hereunder provided that the Landlord shall credit the Tenant with interest on any amounts paid hereunder at the interest rate for thirty (30) day term deposits of $5,000 or more quoted from time to time by The Bank of Nova Scotia, Main Branch, Edmonton, Alberta prior to the application of such amounts on

account of taxes. When final tax bills in any year have been received, the Landlord and the Tenant will adjust all payments under this sub-clause in accordance with such final tax bill.

5.4 Evidence

That the Tenant upon request of the Landlord will promptly exhibit to the Landlord all paid bills for Taxes, which bills after inspection by the Landlord shall be returned to the Tenant.

5.5 Utilities

That the Tenant will pay as the same become due respectively all charges for public utilities which, without limiting the generality of the foregoing, shall include water, gas, heat, electrical power or energy, steam or hot water used upon or in respect of the demised premises and for fittings, machines, apparatus, meters or other things Leased in respect thereof and for all work or services performed by any corporation in respect thereof and for all work or services performed by any corporation or commission in connection with such public utilities. In no event shall the Landlord be liable for any injury to the Tenant, its servants, agents, employees, customers and invitees or for any injury or damage to the demises premises or to any property of the Tenant or to any property of any other firm or corporation on or about the demised premises caused by an interruption or failure in the supply of any such utilities to the demised premises unless such interruption or failure in the supply of any such utilities to the demised premises is caused by the acts or omissions of the Landlord or those for whom it is in law responsible, in respect of an obligation to be observed or performed by the Landlord under this Lease and such act or omission was performed or arose after the Commencement Date.

5.6 Repairs and Maintenance

That the Tenant will, at its own expense, repair the demised premises and shall maintain and keep the demised premises and every part thereof in a clean and sanitary condition and in accordance with all laws, directions, rules and regulations of the governmental agencies having jurisdiction (reasonable wear and tear excepted) and will keep the demised premises (including the interior and exterior walls, foundations, roof, paved, sodded and planted areas and all permitted signs) and every part thereof in good order and repair and painted or otherwise presentable (reasonable wear and tear excepted) and will maintain in good order and operating condition, and replace or rebuild whenever reasonably required (reasonable wear and tear excepted), all structural elements and the heating, air conditioning, mechanical, electrical and plumbing systems, services and equipment installed in the demised premises and will replace all broken glass with glass of equal quality, provided however that the obligation of the Tenant to repair hereunder shall not extend to any damage by fire or other perils against which the Landlord is required to insure hereunder if (and to the extent that), in respect of such damage, proceeds are recoverable by the Landlord from such insurance policies. For clarification, notwithstanding that the Landlord has placed and maintains insurance with respect to fire or other perils that caused such damage, the obligation of the Tenant to repair hereunder shall (without limiting the generality of the foregoing provisions of this clause 5.6) apply to the extent of the deficiency, if any,

between the cost to repair such damage and the net proceeds recoverable by the Landlord from insurers in respect of such damage.

The Landlord agrees, with respect to all such damage by fire or other perils against which the Landlord is required to insure hereunder, that it will upon the occurrence of such damage make application under such policies of insurance to recover all proceeds available under such policies.

5.7 Inspection

That it shall be lawful for the Landlord and its agents, at all reasonable times during the term upon 48 hours notice to enter the demised premises to inspect the condition thereof; where an inspection reveals repairs are necessary and required by this Lease to be done by the Tenant, the Landlord shall give the Tenant notice in writing and thereupon the Tenant will, within thirty (30) days from delivery of such notice, make, or commence making and diligently proceed to complete, the necessary repairs in a good and workmanlike manner.

5.8 Repair on Termination

That the Tenant will, at the expiration or sooner determination of the said term, peacefully surrender and yield up unto the Landlord the demised premises hereby demised with the appurtenances together with all buildings or erections which at any time during the said term shall be made therein or thereon, in good and substantial repair and condition, reasonable wear and tear excepted and excepting any damage by fire or other perils against which the Landlord is required to insure hereunder if (and to the extent that), in respect of such damage, proceeds are recoverable by the Landlord from such insurance policies. For clarification, notwithstanding that the Landlord has placed and maintains insurance with respect to fire or other perils that caused such damage, the obligation of the Tenant to repair hereunder shall (without limiting the generality of the foregoing provisions of this clause 5.6) apply to the extent of the deficiency, if any, between the cost to repair such damage and the net proceeds actually received by the Landlord from insurers in respect of such damage.

The Landlord agrees, with respect to all such damage by fire or other perils against which the Landlord is required to insure hereunder, that it will upon the occurrence of such damage make application under such policies to recover all proceeds available under such policies.

5.9 Landlord's Recovery

That in the event that the Landlord shall perform any repairs or maintenance, or pay any sum of money due or payable by the Tenant, either at the request of the Tenant, or by reason of any default by the Tenant in performance of its covenants herein contained, the Tenant will, forthwith after notice from the Landlord, repay to the Landlord, as additional rental hereunder, the cost of performing such repairs and maintenance or the amount paid by the Landlord on the Tenant's behalf, together with the Landlord's management fee of 15% of such amount.

5.10 Use and Operation

That the demised premises shall be used and occupied only for the purpose of a service shop, parts warehouse, display area, office space, indoor and outdoor parking, storing and servicing its vehicles, which are not hazardous, dangerous or explosive and for related office purposes.

5.11 Comply With All Laws

That the Tenant will comply promptly with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders from time to time or at any time in force during the term hereof and affecting the condition, equipment, maintenance, use or occupation of the demised premises and with every applicable regulation, order and requirement of the Canadian Fire Underwriters' Association or any body having similar functions or of any liability or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the term hereof, and, in the event of the default of the Tenant under the provision of this clause, the Landlord may itself comply with any such requirements as aforesaid and the Tenant will forthwith pay all costs and expenses incurred by the Landlord in this regard and the Tenant agrees that all such costs and expenses shall be recoverable by the Landlord as if the same were additional rent reserved and in arrears under this Lease; notwithstanding the generality of this clause, the Tenant shall comply with all applicable governmental requirements concerning snow removal and weed control.

5.12 Insurance

(a) That the Tenant will throughout the term of this Lease reimburse the Landlord for the cost of all, insurances maintained by the Landlord pursuant to clause 6.4 hereof. Such reimbursement shall be paid forthwith on demand and if not paid within fifteen (15) days shall be recoverable by the Landlord as if the same were additional rent reserved and in arrears. The Tenant will throughout the term of this Lease keep in force for the benefit of the Landlord, its mortgagees and the Tenant:

(i) comprehensive general liability insurance in respect of injury to or death of one or more persons or property damage with limits of not less than $2,000,000 per occurrence or such greater amount as the Landlord may, in its sole discretion, reasonably exercised, require;

(ii) fire insurance with extended coverage and water damage insurance, including sprinkler leakage or discharge, and, where applicable, boiler and pressure vessel insurance in respect of the Tenant's property (including all improvements to the demised premises installed at the cost of the Landlord or the Tenant, furniture, fixtures, stock-in-trade, equipment and other personal property) on the demised premises for its full insurable value; and

(iii) business interruption insurance for a period of not less than twelve (12) months.

(b) All insurance to be effected by the Tenant shall be placed with insurers in an amount and upon terms and conditions satisfactory to the Landlord acting reasonably. The policies will name the Landlord (and the Landlord's mortgagee if so requested by the Landlord) and will contain a cross liability clause and a waiver of subrogation clause in favor of the Landlord. The policies are to be endorsed to provide that in the event of any change in them which could affect the Landlord, or its mortgagees, or in

the event of their cancellation the insurer will give notice by registered mail to the Landlord and its mortgagees thirty (30) days prior to the effective date of such change or cancellation. The Tenant shall promptly furnish to the Landlord copies of insurance policies and other evidence satisfactory to the Landlord as to such insurance and any renewals thereof.

(c) In the event that the Tenant fails to insure as herein required or fails to promptly furnish to the Landlord satisfactory evidence of such insurance or of the renewal thereof prior to its expiration, the Landlord may from time to time effect such insurance for the benefit of the Tenant or the Landlord or its mortgagees or some or all of them for a period not exceeding one year and any premium paid by the Landlord shall be recoverable by the Landlord as if the same were additional rent reserved and in arrears.

(d) The Landlord and the Tenant agree that all insurance requirements contained in this Lease will be reviewed from time to time and insurance coverages will be adjusted to the amounts and types normal for comparable properties in the Province in which the demised premises are situated. Any dispute concerning the amount of any of the foregoing coverage's shall be determined by a qualified insurance adjuster (acting reasonably) appointed by the Landlord and approved by the Tenant acting reasonably.

5.13 Use of Premises (Insurance)

(a) That neither the Tenant nor its officers, directors, agents, servants, licensees, concessionaires, permitted assignees or permitted sub-tenants shall bring on to the demised premises, nor do, nor omit, nor permit to be done, or omitted upon, or about, the demised premises anything which shall cause the rate of insurance upon the demised premises or the building or any part thereof or its contents to be increased and if the said rate of insurance shall be increased by reason of the use made of the demised premises or by reason of anything done or omitted or permitted to be done or omitted by the Tenant or its officers, directors, agents, servants, licensees, concessionaires, permitted assignees or permitted sub-tenants or by anyone permitted by the Tenant to be upon the demised premises, the Tenant shall pay to the Landlord forthwith upon demand the amount of such increase.

(b) That if any policy of insurance upon the building or any part thereof or the contents shall be canceled, or refused to be renewed or granted, by an insurer by reason of the use or occupation of the demised premises or any part thereof by the Tenant or by any of its officers, directors, agents, servants, licensees, concessionaires, permitted assignees, permitted sub-tenants or by anyone permitted by the Tenant to be upon the demised premises, the Tenant shall forthwith upon demand remedy or rectify such use or occupation and if the Tenant shall fail to do so forthwith the Landlord may at its option terminate this Lease by delivering to the Tenant notice in writing of such termination and the Tenant shall immediately deliver up possession of the demised premises and the Tenant shall thereupon pay all rent and any other payment for which the Tenant is liable under this Lease, apportioned to the date of such termination, together with all losses, damages or costs of any kind arising out of the Tenant's breach of this provision and the termination of this Lease under this paragraph.

5.14 Waste

That the Tenant will not do or suffer any waste or damage, disfiguration or injury to the demised premises or the fixtures and equipment thereof nor permit or suffer any overloading of the floors thereof and will not use or permit to be used any part of the demised premises for any dangerous, noxious or offensive trade or business, and will not do anything or permit anything to be done upon or about the demised premises nor anything to be brought thereon which the Landlord may reasonably deem to be a nuisance and the Tenant will take every reasonable precaution to protect the demised premises and the building from danger or fire, water damage or the elements, and the Tenant will not allow any ashes, refuse, garbage or other loose, objectionable material to accumulate in, on or about the demised premises or the building and will at all times keep them in a clean and wholesome condition.

5.15 Electrical Facilities

That the Tenant will not install or use any electrical or other equipment or electrical arrangement which may overload the electrical or other service facilities unless it does so with the express written consent of the Landlord and, at its own expense, makes whatever changes are necessary to comply with the reasonable and lawful requirements of the Landlord's insurance underwriters and government authorities having jurisdiction. The Tenant may make minor alterations providing such changes comply with the Building Code and are carried out by a competent contractor or qualified tradesman, providing further that such changes do not compromise the integrity of the system as designed. Alterations that would require a change in system design or the addition of electrical capacity shall not be carried out until the Tenant first submits plans and specifications to the Landlord and receives written approval, which consent shall not be unreasonably withheld.

5.16 Alterations

That the Tenant will not make any alteration, addition or improvement to the building structure or to the building exterior (same as may be required pursuant to clause 5.6 hereof or clause 5.8 hereof) without first submitting plans and specifications to the Landlord and receives written approval, which consent shall not be unreasonably withheld. Alterations which do not affect the basic function of the building, nor its structure, nor its exterior and which do not compromise the integrity or quality of the building or any of its systems may be carried out by the Tenant from time to time without seeking consent of the Landlord.

All work shall be carried out by qualified contractors using qualified tradesmen. Any alteration, addition or improvement placed upon the demised premises shall be subject to all the provisions of this Lease, and if removed as hereinafter provided, the Tenant shall repair all damage caused by such installation and removal. The Tenant shall not under any circumstances permit any lien, caveat or encumbrance to be registered against the demised premises with respect to or arising out of any such alteration, addition or improvement and shall forthwith discharge any such lien, caveat, encumbrance or charge that may be filed or registered.

5.17 Right to Show Premises

That the Landlord or its agents and employees, on reasonable written notice, will have the right at any time during the normal business hours of the Tenant to enter upon the demised premises for the purpose of exhibiting same, provided that the exercise of such rights shall not unreasonably interfere with the Tenant's business and provided further that at all times the Landlord's representative shall be accompanied and escorted by an employee of the Tenant.

Provided that the Landlord shall have the right within six (6) months prior to the termination of the said term or any renewal thereof to place upon the demised premises a notice (of reasonable dimensions and reasonably placed so as not to interfere with the Tenant's business) stating that the demised premises are for rent; further, provided the Tenant will not remove such notice or permit the same to be removed. The Landlord and its agents and employees shall also be permitted to enter upon the demised premises on reasonable written notice within the aforesaid period to show the same to prospective tenants, provided that at all times the Landlord's representative shall be accompanied and escorted by an employee of the Tenant.

5.18 Liability to Invitees, Licensees

That the Landlord shall not in any event whatsoever be liable or responsible in any way for any personal injury or death that may be suffered or sustained by the Tenant or any employee of the Tenant or any other person who may be upon the demised premises or any common areas or for any loss or damage or injury to any property belonging to the Tenant or its employees or to any other person while such property is on the demised premises and in particular (but without limiting the generality of the foregoing) the Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the building pipes or plumbing works of the same or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or for any damage caused by anything done or omitted to be done by any Tenant, unless such personal injury or death, such loss or damage or injury to any such property, such damage to any such property caused by steam, water, rain or snow and any such damage caused by or attributable to the condition or arrangement of any electrical or other wiring is caused by the acts or omissions of the Landlord or those for whom it is in law responsible in respect of an obligation to be observed or performed by the Landlord under this Lease and such act or omission was performed or arose after the Commencement Date.

5.19 Tenant's Indemnity of Landlord

That the Tenant will indemnify and save harmless the Landlord and its agents and their respective officers, directors and employees of and from all liabilities, fines, suits, claims, demands and actions of any kind or nature to which the Landlord or any of them shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision hereof or by reason of any injury or death resulting from, occasioned to or suffered by any

person or persons or any property by reason of any act, neglect or default on the part of the Tenant or any of its agents or employees; such indemnification in respect of any such breach, violation or non-performance, damage to the property, injury or death occurring during the term of the Lease shall survive any termination of this Lease, anything in this Lease to the contrary notwithstanding.

5.20 Heat

That the Tenant will heat the building located on the demised premises to a reasonable temperature to prevent all pipes, plumbing fixtures and equipment contained therein from bursting or sustaining damage.

6. The Landlord Covenants And Agrees With The Tenant As Follows:

6.1 Quiet Enjoyment

Provided the Tenant pays all rent reserved herein and performs all the covenants herein contained on its part to be performed, the Tenant shall have quiet enjoyment of the demised premises.

6.2 Remove Fixtures

That the Tenant when not in default hereunder, may remove its trade or tenant's fixtures at the end of the term. The Tenant will not remove from the demised premises during the term of this Lease any chattels, fixtures or effects (other than the movement of inventories or warehouse or office furnishings or equipment or racking in the ordinary course of business) which are the property of the Tenant, even though there is no rent in arrears, without the written consent of the Landlord, which consent may not be unreasonably withheld, provided however, that all installations, alterations, additions, partitions and fixtures other than trade or tenant's fixtures in or upon the demised premises, whether placed there by the Tenant or the Landlord, shall be the Landlord's property upon termination of this Lease without compensation therefor to the Tenant and shall not be removed from the demised premises at any time either during or after the term hereof, and notwithstanding anything herein contained the Landlord shall be under no obligation to repair or maintain any installations, alterations, additions, partitions and fixtures or anything in the nature of a Leasehold improvement made or installed by or for the Tenant; and further that, notwithstanding anything herein contained, the Landlord shall have the right upon the termination at this Lease by effluxion at time or otherwise to require the Tenant to remove his installations, alterations, additions, partitions and fixtures or anything in the nature of a Leasehold improvement made or installed by the Tenant and to make good any damage caused to the demised premises by such installation or removal. For greater certainty, trade or tenant's fixtures means all equipment, machinery and furnishings installed by the Tenant in the demised premises regardless at their degree of affixation.

6.3 Abandonment of Goods

Any goods, chattels, fixtures, inventory, equipment and other property of the Tenant not removed from the demised Premises within seven days from the date of the expiry of the term shall be deemed to

SCHEDULE "A"

ADDITIONAL EQUIPMENT LISTING

Air Compressor	DEV 15 HP 208V 3PH Horizontal Tank (Part # VAV-5062-41MS) DEV 15HP Refrigerated Air Dryer (Part # PD-50)
Hotsy Pressure Washer	Model 992 100 Foot Hose Drip Tray Wall Mount Hydrominder Remote Start/Stop Shutdown Timer 150 Foot Capacity Hose Reel Additional Remote
Phone System	Panasonic TDA100 5-Slot Hybrid IP PBX S Type Power Supply 4 8-Port Cards 2-Port Voicemail System 2-Port Digital Interface Card 10 3-Line LCD Digital Telephones - Black Remote Maintenance Modem BACK-UPS 300
Alarm System	GE 8 Zone Control Panel with 16 Zone Expander LCD Keypad 5 Man-Door Contacts 5 Overhead Door Contacts 5 Long Range Motion Detectors 3 20W Sirens

8. Assigning and Sub-Letting

8.1 The Tenant shall not assign, set over, transfer or sub-Lease, hypothecate or encumber this Lease or any interest therein or in any way deal with or part with possession of the whole or any part of the said demised premises to anyone, for or during the whole or any part of this term, without written consent first being obtained from the Landlord, but such consent shall not be unreasonable withheld.

Provided, however, and it is made a condition to the giving of such consent that:

(a) any proposed assignee or sub-lessee of the Lease shall be of good financial standing and responsible and shall agree in writing to assume and perform all of the terms, covenants, conditions and agreements by this Lease imposed upon the Tenant herein in a form to be approved by the solicitor for the Landlord;

(b) in the event of an assignment consented to by the Landlord the Tenant shall nonetheless remain responsible to the Landlord for the fulfillment of all obligations created by this Lease; and

(c) the Tenant shall pay to the Landlord in advance an amount equal to the Landlord's reasonable costs of evaluating such application plus any legal fees charged by the Landlord's solicitors in connection with the application for consent herein.

8.2 Assignment by Landlord

If the demised premises are sold by the Landlord to a bona fide purchaser, provided that such purchaser has become bound by the covenants, obligations and agreements of the Landlord under this Lease, the Landlord shall be released at the time of completion of such sale from the further performance of all of its covenants, obligations and agreements under this Lease.

9. Monthly Tenancy

If the Tenant shall continue to occupy the demised premises after the expiration of the term of this Lease, with the consent of the Landlord and without any further written agreement, the Tenant shall be a monthly tenant at a monthly rental equal to the monthly installments of rent and additional rent payable hereunder during the term hereby granted or any renewal thereof, such rental to be payable in advance on the first day of each and every month and such monthly tenancy to be on the terms and conditions and subject to all other charges and amounts payable herein set out except as to length of tenancy.

10. Re-zoning, Additions

The Tenant covenants that it will not oppose or cause to be opposed any application for additions to the building or changes of zoning concerning the lands or subdivisions of the lands on which the

building is situated which are instituted by the Landlord, provided the ability of the Tenant to use the demised premises for the purposes herein provided is not adversely affected thereby.

Upon the request of the Landlord, the Tenant shall execute a suitable acknowledgment that it does not oppose any such application.

11. Damage or Destruction

11.1 In the event of damage to or destruction of the demised premises, the rent provided to be paid hereunder or a proportionate part thereof according to the nature and extent of the damage to the building shall abate until the building shall have been rebuilt or made fit for the purposes of the Tenant and the Landlord shall rebuild or make fit the demised premises with all due diligence; provided, however, that if the damage or destruction is caused by a peril in respect of which the Landlord has not placed or maintained insurance or that in the event, using reasonable diligence, the building is incapable of being rebuilt or made reasonably fit for occupancy within one hundred and eighty (180) days from the date of damage or destruction, the Landlord may in either event terminate this Lease on written notice given within forty five (45) days after the occurrence of such damage or destruction.

11.2 In the event of such damage or destruction occurring in the last year of the term hereof or any renewal thereof, so that the demised premises or the building are incapable of being rebuilt or made reasonably fit for occupancy within 30 days from the date of damage or destruction, the Landlord or the Tenant may terminate this Lease on written notice given within 20 days after the occurrence of such damage or destruction.

11.3 Notwithstanding the provisions of clause 11.1 hereof, in the event of damage or destruction occurring by reason of any cause in respect of which proceeds of insurance are substantially sufficient to pay for the cost of rebuilding or making fit the building or the demised premises are not payable to or received by the Landlord, or in the event that any mortgagee or other person entitled thereto shall not consent to the payment to the Landlord of the proceeds of any insurance policy for such purpose, the Landlord may terminate this Lease on written notice.

11.4 Upon the termination of this Lease, as hereinbefore provided, rent and any other liabilities of the Tenant shall be apportioned and paid to the date on which the damage or destruction occurred and the Tenant shall forthwith deliver up possession of the demised premises.

11.5 The certificate of an architect selected on the mutual agreement of the Landlord and Tenant as to the length of time required, using reasonable diligence, to rebuild or restore the building or the demised premises or as to when the demised premises or any portion thereof are reasonably fit for occupancy by the Tenant shall be conclusive and binding upon the Landlord and the Tenant. If the Landlord and Tenant are unable to agree upon an architect within ten (10) days after the occurrence of such damage or

destruction the determination of length of time required, using reasonable diligence, to rebuild or restore the building or the demised premises or the determination of when the demised premises or any portion thereof are reasonably fit for occupancy by the Tenant shall be determined by arbitration in accordance with the provisions of the Arbitration Act, Alberta, or any statutory re-enactment or modification thereof.

12. Non-Performance

12.1 The tenancy granted by this Lease is expressly subject to the condition that:

(a) if the Tenant fails to pay the rent, or any part thereof, or any other amount constituting rent, or any part thereof, required to be paid by the Tenant hereunder, after five (5) days written demand has been made therefor; or

(b) if the Tenant shall fail to observe, perform and keep any one or more of the other covenants, provisions or stipulations to be observed performed or kept by the Tenant hereunder, and if such failure is curable within ten (10) days after notice but shall continue for a period of ten (10) days after notice to the Tenant of such failure or in the event such default or failure is curable but not capable of being corrected in ten (10) days, if the Tenant shall have failed to commence to remedy the subject default or failure within ten (10) days of such notice, or thereafter fails to prosecute and complete the curing of such default or failure diligently and with all possible expedition; or

(c) if the Term hereby granted or any of the goods or chattels on the demised premises are at any time repossessed, seized, or taken in execution or attachment by any creditor of the Tenant, whether under a bill of sale, chattel mortgage, debenture, conditional sales contract, lien note, lease of personal property, consignment contract or otherwise; or

(d) if a writ of execution or replevin order issues against the goods or chattels of the Tenant; or

(e) if the Tenant makes any assignment for the benefit of creditors, or becoming bankrupt or insolvent takes the benefit of, or becomes subject to any statutes that may be in force relating to bankrupt or insolvent debtors; or

(f) if any resolution, certificate or order is made or granted for the winding-up or dissolution of the Tenant, whether voluntary or otherwise; or

(g) if the demised premises at any time during the Term become vacant in consequence of their abandonment by the Tenant, or the removal of the Tenant by legal process for non-payment of rent, breach of covenant or any other cause; or

(h) subject to the provisions of sub-clause 5.13(b), if any insurance policy insuring the demised premises or the Landlord is canceled, threatened with termination or is refused to be renewed by reason of the use and occupation of the demised premises or any part thereof; or

(i) if the Tenant fails to move into or take possession of the demised premises as required by this Lease; or

(j) if at any time during the term of this Lease, the Tenant or any other person removes or attempts to remove, without the consent in writing of the Landlord, any goods or chattels from the demised premises, save and except in the ordinary course of the Tenant's business or in the course of replacement or renovations; or

(k) if a receiver is appointed with respect to all or a substantial part of the Tenant's business, property or assets;

then at the option of the Landlord the term of this Lease shall become forfeited and void, and the Landlord may without notice or any form of legal process whatever forthwith re-enter the demised premises or any part thereof in the name of the whole and repossess and enjoy the same as of its former estate, anything contained in any statute or law to the contrary notwithstanding. Such forfeiture shall be wholly without prejudice to the right of the Landlord to recover arrears of rent or damages for any antecedent breach of the Tenant's covenants, obligations or agreements under this Lease, and notwithstanding any such forfeiture the Landlord may subsequently recover from the Tenant all damages for loss of past and future rent suffered by reason of the Tenant's breach which resulted in this Lease having been rendered forfeited and void as aforesaid. No re-entry or taking possession of the demised premises by the Landlord shall be construed as an election on the part of the Landlord to terminate this Lease unless at the time of or subsequent to such re-entry or taking of possession written notice of such intention has been given to the Tenant or such termination is decreed by a Court of competent jurisdiction.

12.2 Landlord May Re-Let

If the Landlord does not exercise its option under clause 12.1 to terminate this Lease it may nevertheless upon the occurrence of any of the events set out in clause 12.1, and in addition to any remedies available to the Landlord herein, at law or in equity, from time to time re-enter the demised premises without terminating this Lease, make such alterations and repairs as may be necessary in order to re-let the demised premises, and re-let the demised premises or any part thereof as agent for the Tenant for such period or periods (which may extend beyond the Term) and at such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable. All reasonable expenses which the Landlord may incur in re-letting the demised premises, including without limiting the generality thereof, legal costs, legal fees and real estate fees and commissions and expenses of keeping the demised premises in good order and of repairing and preparing the demised premises for

re-letting, shall be paid by the Tenant to the Landlord forthwith on demand. Upon each such re-letting all rentals received by the Landlord from such re-letting shall be applied, first, to the payment of any costs and expenses of such re-letting including brokerage fees and solicitors' fees and costs at the alterations and repairs aforesaid, second, to the payment of any indebtedness other than rent due from the Tenant to the Landlord, third, to the payment of rent due and unpaid and the residue, if any, shall be held by the Landlord without liability for interest thereon and applied in payment of future rent or accelerated rent, or costs, expenses or damages that may ensue or arise as the same may become due and payable, and if upon expiry or termination of the Lease there shall be any balance remaining, the same shall accrue to and be retained by the Landlord as bonus rental. If such rentals received from such re-letting during any month are less than that to be paid during that month by the Tenant, the Tenant shall forthwith pay any such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the demised premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention has been given to the Tenant or unless the termination thereof be decreed by a Court of competent jurisdiction. Notwithstanding any such re-letting without termination, the Landlord may at any time thereafter elect to terminate this Lease by reason of the previous event that resulted in the re-letting. Should the Landlord at any time terminate this Lease by reason of any such event, in addition to any other remedies it may have, the Landlord may recover from the Tenant all damages it may incur with respect thereto, including without limiting the generality of the foregoing, the cost of recovering the demised premises and the worth at the time of such termination of the excess, if any, of the amount of rent for the remainder of the term of this Lease over the then reasonable rental value of the demised premises for the remainder of the Term, all of which rent shall be immediately due and payable from the Tenant to the Landlord.

12.3 Bankruptcy

In the event of default pursuant to clauses 12.1(e) or 12.1(f) then, and in any such event, the then current month's rent, and the next ensuing three (3) months' rent shall immediately become due and be paid.

12.4 Landlord's Rights On Re-Entry

The Tenant agrees that in the event the Landlord shall be entitled to re-enter and re-take possession of the demised premises, it may use such force, as it may deem necessary for that purpose and for gaining admittance to the demised premises, without being liable in respect thereof, or for any direct or consequential loss or damage occasioned thereby. The Tenant hereby expressly releases the Landlord from all actions, proceedings, claims and demands whatsoever for or in respect of any such forcible entry, or any direct or consequential loss or damage that may be sustained by the Tenant in connection therewith.

12.5 Landlord's Performance On Tenant's Behalf

Subject to the requirement on the part of the Landlord to provide notice in accordance with the provisions of clause 12.1, if any, if the Tenant shall fail to perform any of the covenants and obligations

of the Tenant under or in respect of this Lease, the Landlord may from time to time at its discretion, perform or cause to be performed any of such covenants or obligations, or any part thereof, and for such purpose may do such things as may be requisite, including without limiting the generality of the foregoing, entering upon the demised premises and doing such things upon or in respect of the demised premises or any part thereof as the Landlord may consider requisite or necessary. All expenses incurred and expenditures made by or on behalf of the Landlord under this clause shall be forthwith paid by the Tenant, and if not paid shall bear interest as provided for in clause 12.8.

12.6 Liens

The Tenant shall indemnify and hold the Landlord harmless from and against any liability, claim, damages or expenses (including legal expenses) due to, or arising from, any claim made against the demised premises or the building for all liens related to all work done by or on behalf of the Tenant and all work which the Tenant is obliged to do and any such liability, claims, damages or expenses incurred by the Landlord shall be paid by the Tenant to the Landlord forthwith upon demand; and the Tenant shall cause all registration of claims for liens and certificates of action under any mechanics', builders' or construction lien legislation in force in the Province in which the demised premises are located and relating to any such work done by or on behalf of the Tenant and all work which the Tenant is obliged to do, to be discharged or vacated as the case may be within fifteen (15) days of notice at such registration from the Landlord, failing which the Landlord, in addition to any other rights or remedies it may have hereunder, may, but shall not be obligated to, discharge such liens and certificates by payment to the claimant, payment into court or otherwise; any such payments and the Landlord's legal costs (on a solicitor and his own client basis) and other costs of obtaining and registering such discharges shall be paid by the Tenant to the Landlord forthwith after notice thereof, and shall be recoverable as if the same were additional rent reserved and in arrears.

12.7 Distress

The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the demised premises at any time during the term shall be exempt from levy by distress for rent or any other charges. In the event that the Landlord is unable to gain access to the demised premises, the Tenant hereby expressly licenses and authorizes the Landlord to use such means of ingress for the purpose of effecting distress as the Landlord may at its sole discretion determine including, without limitation, the breaking of the lock or of any window, without being liable for any prosecution therefor; all goods and chattels brought by the Tenant onto the demised premises shall be the property of the Tenant. If the Tenant shall leave the demised premises leaving any rent or other amounts owing under this Lease unpaid, the Landlord in addition to any other available remedy, may seize and sell the goods and chattels of the Tenant at any place to which the Tenant or other person may have removed them in the same manner as if such goods and chattels had remained and been distrained upon the demised premises

12.8 Interest

All sums for rent or otherwise, payable to the Landlord under the terms of this Lease shall bear interest at a rate equal to Bank of Nova Scotia Prime Rate plus four (4%) per cent per annum.

12.9 Application of Receipts

The Tenant covenants and agrees that the Landlord may, at its option, apply all sums received from the Tenant to any rent or other amounts payable hereunder in such order as the Landlord sees fit.

13. Notices

All notices or other documents required or which may be given under this Lease shall be in writing, duly signed by the party giving such notice and transmitted by registered or certified mail, telex or telecopier addressed as follows:

Landlord:

Gregg Properties Co. Ltd.
16215 - 118 Avenue
Edmonton, AB; T5V 1C7
(780) 447-3447 Phone
(780) 451-2528 Facsimile

Tenant:

First Truck Centre (Edmonton) Inc.
11313 - 170 Street
Edmonton, AB; T5M 3P5
(780) 413-8800 Phone
(780) 413-8808 Facsimile

Any notice or document so given shall be deemed to have been received on the fourth business day following the date of mailing, if sent by registered mail or on the next business day, if transmitted by telex or telecopier. In the event of interruption of the postal system by labor strife, such notice shall be sent by telex, telecopier or delivered. Any party may from time to time by notice given as provided above change its address for the service of notices.

14. Legal Costs

If the Landlord shall commence an action for collection of rent or other sums payable under this Lease or if the same shall be collected upon the demand of a solicitor or if the Landlord shall commence an action to compel performance of any of the terms, conditions, covenants, or provisos under this Lease or for damages for failure of the Tenant to perform the same or if the same shall be performed upon the demand of a solicitor then, unless the Landlord shall lose such action, the Landlord shall collect from the

Tenant and the Tenant shall pay to the Landlord all reasonable solicitor's fees in respect thereof on a solicitor and his own client basis.

15. Financing and Subordination

15.1 Provided that any mortgagee, trustee or holder under any mortgage, deed of trust, lien or other charge provides assurance to the Tenant of quiet enjoyment so long as the Tenant is not in default hereunder, this Lease and all of the rights at the Tenant hereunder is and shall be subject and subordinate to all mortgages, deeds of trust, liens or other charges resulting from any method of financing and all renewals, modifications, consolidations, replacements and extensions thereof which may now or at any tine hereafter be in force against or affect the demised premises in whole or in part and whether or not such mortgages, deeds of trust, liens or other charges shall affect only the demised premises or shall be blanket mortgages, deeds of trust, liens or other charges affecting other premises as well. The Tenant shall at any time on notice from the Landlord attorn to and become a tenant of a mortgagee, trustee or holder under any such mortgage, deed of trust, lien or other charge upon the same terms and conditions as set forth in this Lease and, provided such mortgagee, trustee or holder provides assurance to the Tenant of quiet enjoyment so long as the Tenant is not in default hereunder, shall execute promptly upon request by the Landlord any instruments of postponement or attornment or other instruments from time to time requested to give full effect to this requirement and the Tenant hereby constitutes the Landlord the agent or attorney of the Tenant for the purpose of executing any such instruments of postponement or attornment.

15.2 Priority of Lease

The Tenant agrees that the holder of any lien, mortgage, charge or encumbrance of the demised premises or the building at any time by an instrument in writing registered against the title to the building may subordinate such lien, mortgage, charge or encumbrance to this Lease without any further consent or agreement of the Tenant.

15.3 Estoppel Certificates or Statements

(a) The Tenant or the Landlord at any time and from time to time, upon not less than ten day's prior written notice, shall execute and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the rent then being paid hereunder, the dates to which the same, by installment or otherwise, and other sums herein provided to be paid by the Tenant have been paid, stating whether or not there is any existing default on the part of the Landlord or the Tenant, as the case may be, of which the other has notice, the particulars and amount of insurance policies on the demised premises in which the interest of the party giving such certificate is noted, the amount of prepaid rent or security deposit being held by the Landlord, and whether or not there is any claim, charge, defence, right to set off or counter-claim by the Tenant against the Landlord in respect of rent or otherwise.

(b) Any statement delivered pursuant to the provisions of this clause 15.3 may be conclusively relied upon by any purchaser or prospective purchaser or any mortgagee or prospective mortgagee of the fee or the Leasehold or any other sub-lessee or prospective sub-lessee save as to any default on the part of the Landlord or the Tenant of which the party giving such statement does not have notice at the date thereof.

(c) From time to time and upon the request of the Landlord (acting reasonably), the Tenant shall deliver to the Landlord the Tenant's most recent annual financial statements, together with such other financial information and for such periods of time as may be requested by a mortgagee or prospective mortgagee or purchaser of the demised premises, for the confidential use of the Landlord or such mortgagee or purchaser provided that the Tenant need not provide such statements or information if the proposed recipient thereof is significantly engaged in, concerned with or interested in any undertaking which is directly competitive with the Tenant's business.

16. No Waiver of Default

16.1 No condoning, excusing, overlooking or delay in acting upon by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition in this Lease shall operate as a waiver of the Landlord's rights under this Lease in respect of any such or continuing subsequent default, breach or non-observance and no waiver shall be inferred from or implied by anything done or omitted by the Landlord except an express waiver in writing.

16.2 Remedies Cumulative

All rights and remedies of the Landlord set forth in this Lease shall be cumulative and not alternative.

16.3 Assignment by Landlord

If the Landlord shall assign this Lease to a mortgagee of the demised premises or to any other person whatsoever, the Landlord shall nonetheless be entitled to exercise all rights and remedies reserved under this Lease without providing evidence of the approval or consent of such mortgagee or other person whatsoever. Notwithstanding anything to the contrary contained in this Lease, the Landlord may assign this Lease.

16.4 Expropriation

The Landlord and the Tenant shall co-operate, each with the other, in respect of any expropriation of all or any part of the demised premises so that the Tenant may receive the maximum award to which it is entitled in law for relocation costs, disturbance and business interruption and so that the Landlord may receive the maximum award for all other compensation arising from or relating to such expropriation (including all compensation for the value of the Tenant's Leasehold interest expropriated

and for the reduction in value of the Tenant's remaining Leasehold interest upon a partial expropriation) which shall be the property of the Landlord, and the Tenant's rights to such compensation are hereby assigned to the Landlord. If the whole or any part of the demised premises is expropriated, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the expropriating authority takes possession thereof. If, in the case of partial expropriation of the demised premises this Lease is not frustrated by operation of governing law and such expropriation does not render the remaining part of the demised premises untenantable for the purposes of this Lease, the Tenant shall restore but not replace or rebuild the part not so taken in accordance with its repair obligations (but not its obligations to replace or rebuild) under the provisions of clause 5.6 hereof, and the rent shall be reduced as of the date of the taking of possession in proportion to the relationship between the area of the premises so taken and the area remaining. If expropriation of a part of the demised premises renders the remaining part of the demised premises untenantable for the purposes of this Lease provided it does not adversely affect the Tenant's claim for relocation costs, disturbance and business interruption, the Landlord shall have the option, to be exercised by written notice to the Tenant, to terminate this Lease with respect to the part of the demised premises not the subject of the expropriation and such termination shall be effective on the day the expropriating authority takes possession of the portion of the premises expropriated; rent and all other payments shall be adjusted as of the effective date of such termination vacate that part of the demised premises and surrender the same to the Landlord, with the Landlord having the right to re-enter and repossess that part of the demised premises discharged of this Lease and to remove all persons therefrom. In this clause the word "expropriation" shall include a sale by the Landlord, with the consent of the Tenant, to an authority with powers of expropriation, in lieu of or under threat of expropriation.

17. Entire Agreement

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out or imported by reference in this Lease and that this Lease constitutes the entire agreement between the Landlord and the Tenant.

18. Registration of Notice

The Tenant shall not register this Lease or any notice or caveat in respect thereof except in a form which shall be reasonably acceptable to the solicitors for the Landlord.

At the request of the Landlord, the Tenant shall register a notice of this Lease in a form approved by the Landlord at any time during the term hereof.

19. Successors

This Lease, together with the Schedules annexed hereto and forming a part hereof, shall extend to, be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns (as limited by the provisions of this Lease) and shall be interpreted in accordance with the laws of the Province of Alberta and the parties hereto attorn to the jurisdiction of the courts of the Province of Alberta.

20. Net-Net Lease

This is a "care free" Lease and it is the mutual intention of the parties hereto that the said rentals herein provided to be paid shall be net to the Landlord and clear of all taxes (except the Landlord's taxes described in clause 5.3(b) hereof), costs and charges arising from or relating to the demised premises and that the Tenant shall bear all costs of and be responsible for all matters in relation to the operation, maintenance and repair of the demised premises and shall pay all charges, impositions and expenses of every nature and kind relating to the demised premises and the Tenant covenants and agrees with the Landlord accordingly.

21. Force Majeure

Whenever, and to the extent that either party shall be unable to fulfill, or shall be delayed or restricted in the fulfillment at any obligation under this Lease in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of strike, lock-out, war, act of God or by reason of being unable to obtain material, goods, equipment, services, utility or labor required to enable it to fulfill such obligation or by reason of any statute, law or order-in-council, or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administration, controller or board, or any governmental department or officer or other authority or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control, whether of the foregoing character or not, such party shall, so long as any such impediment exists, be relieved from the fulfillment of such obligation and the other party shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned, but nothing herein shall entitle the Tenant to withhold payment of rent and additional rent.

22. Renewal of Term

Provided and on condition that this Lease is not previously canceled or terminated by operation of law or otherwise and if the Tenant has duly and regularly paid rent in accordance with the provisions of this Lease and observes and performs all the covenants and agreements herein contained on the part of Tenant to be paid, observed or performed, the Landlord shall renew this Lease for a further term of five (5) years (the "Renewal Term") commencing on the day next following the expiration of the initial term

of this Lease, provided that the Tenant shall give the Landlord not more than twelve (12) months and not less than six (6) months written notice prior to the expiration of the initial term of this Lease of the Tenant's exercise of its right to renew for such Renewal Term.

The Renewal Term shall be on the same terms, covenants and conditions as contained in this Lease except for the right of any further renewal beyond the Renewal Term and for such provisions of this Lease as are pertinent only to the initial term of this Lease. The rent for the Renewal Term hereby granted to the Landlord a fixed annual rent equal to the sum of one hundred and fifty one thousand nine hundred and thirty eight dollars and twenty eight cents ($151,938.28) of lawful money of Canada, (the Lease Rate in years ten to fifteen plus five percent (5%)); payable in twelve equal monthly installments, in advance, on the first day of each and every month during the renewal term.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement under the hands of their duly authorized officers as of the day and year first above written.

GREGG PROPERTIES CO. LTD.

Per: ____________________ (c.s.)

FIRST TRUCK CENTRE (EDMONTON) INC.

Per: ____________________ (c.s.)

Per: ____________________

SCHEDULE "A"

LEGAL DESCRIPTION

Legal Description:

Plan: 051 1050
Block: 2
Lot: 3

Municipal Address:

234125 Wrangler Road, RR# 5
Calgary, AB
T2P 2G6

SCHEDULE "B"

SKETCH OF LANDS AND BUILDING


TENTATIVE PLAN
PHASES 1 AND 2, COMBINED
M.D. OF ROCKY VIEW NO. 44
PLAN SHOWING SUBDIVISION OF PORTIONS OF
BLOCK 'W', PLAN 1820 AM
AND BLOCK 3, PLAN 8810298
ALL IN THE
S.W. 1/4 SEC. 30, TWP. 23, RGE. 28, W.4M.
N

SCHEDULE "C"

BUILD-TO-SUIT AGREEMENT COPY

THIS AGREEMENT entered into this 23 day of March, A.D. 2005.

BETWEEN:

GREGG PROPERTIES CO. LTD.
(hereinafter referred to as "Gregg")

OF THE FIRST PART,

- and -

FIRST TRUCK CENTRE (EDMONTON) INC.
(hereinafter referred to as "First")

OF THE SECOND PART.

AGREEMENT TO BUILD AND LEASE

WHEREAS First is the owner (or has agreed to become the owner) of the lands located in the Municipal District of Rocky View No. 44, Alberta (hereinafter referred to as the "Lands") shown outlined in red on the sketch attached hereto as Schedule "A-1" and described in Schedule "A-2" attached, and proposes to sell the development to Gregg after having constructed a building and related facilities thereon;

WITNESSETH that in consideration of the agreements hereinafter set forth, the parties hereto covenant and agree with each other as follows:

1. Forthwith upon execution of this agreement, First will, on consultation with Gregg, complete plans and specifications; including architectural, structural, mechanical and electrical drawings; (collectively, the "Specifications Package") for the building to be constructed upon the Lands, containing approximately 9,460 square feet of rentable area measured in

accordance with the current Standard Method of Establishing Rentable Floor Areas in Industrial Buildings established by the Society of Industrial and Office Realtors (SIOR/Canada) (the "Building"), and its adjacent loading, display and parking areas and other appurtenances (collectively, including the Building, referred to as the "Facilities"). It is agreed that no construction shall commence without the written approval of the Specification Package by Gregg, which will not be unreasonable withheld. No changes to the Specifications Package will be made or approved by First after receipt of Gregg's approval aforesaid without the further written approval of Gregg.

2. First will commence construction of the Facilities and do the other work upon the Lands strictly in accordance with the approved Specifications Package (which said construction and work are hereinafter collectively referred to as the "Work") and will diligently continue, pursue and complete the Work with all reasonable diligence and dispatch and in a good and workmanlike manner on or before October 1, 2005.

3. Gregg will purchase from First the whole development up to a maximum of $1,250,000.00 which shall include:

i) the lands;
ii) the building;
iii) interim financing;
iv) the development fee; and
v) site development.

Any excess costs, including those referred to in paragraph 5, shall be borne by First.

4. It is acknowledged that First intends to use the Land and the Facilities for a service shop, parts warehouse, display area, office space, indoor and outdoor parking, storing and servicing its vehicles, and in performing and completing the Work First shall comply with the requirements of any and all registered restrictions and of every applicable statute, law, ordinance, by-law and restriction and with every applicable lawful regulation and order to permit First intended uses thereof.

5. Whenever and to the extent that First shall be unable to fulfill or shall be delayed or restricted in the fulfillment of any obligation hereunder with respect to the Work by reason of being unable to obtain materials, goods, equipment, services, utilities or labour by reason of strike, weather or any other cause beyond its reasonable control, First shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction so long as such extension or extensions shall not exceed one (1) month in the aggregate. First shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

6. Upon completion of the Work the parties hereto shall enter into a lease of the Lands and Facilities in a form to be provided by Gregg, for a term of fifteen (15) years beginning upon the completion of the building, scheduled to be on or about October 1st, 2005 (subject only to delay contemplated and permitted by Section 5 above) with the options to renew set out therein, and providing for rent to be calculated as set out in Schedule "B" hereto.

7. This agreement shall not be assigned by either of the parties hereto without the prior written consent of the other which may be arbitrarily withheld.

8. Time shall be of the essence of this agreement.

9. It is a condition to the obligations of First to complete the within transaction and execute the lease that there are no private, municipal or other governmental restrictions or regulations which would prohibit or otherwise restrict First from using the Land and Facilities for the purposes set out in Section 4 above.

IN WITNESS WHEREOF the parties have properly executed this Agreement on the day and year first above written.

GREGG PROPERTIES CO. LTD.

Per: ______________________________

FIRST TRUCK CENTRE (EDMONTON) INC.

Per: ______________________________

Per: ______________________________

Schedule A-1	Plan
Schedule A-2	Description of Lands
Schedule B	The Additional Cost Sum

building is situated which are instituted by the Landlord, provided the ability of the Tenant to use the demised premises for the purposes herein provided is not adversely affected thereby.

Upon the request of the Landlord, the Tenant shall execute a suitable acknowledgment that it does not oppose any such application.

11. Damage or Destruction

11.1 In the event of damage to or destruction of the demised premises, the rent provided to be paid hereunder or a proportionate part thereof according to the nature and extent of the damage to the building shall abate until the building shall have been rebuilt or made fit for the purposes of the Tenant and the Landlord shall rebuild or make fit the demised premises with all due diligence; provided, however, that if the damage or destruction is caused by a peril in respect of which the Landlord has not placed or maintained insurance or that in the event, using reasonable diligence, the building is incapable of being rebuilt or made reasonably fit for occupancy within one hundred and eighty (180) days from the date of damage or destruction, the Landlord may in either event terminate this Lease on written notice given within forty five (45) days after the occurrence of such damage or destruction.

11.2 In the event of such damage or destruction occurring in the last year of the term hereof or any renewal thereof, so that the demised premises or the building are incapable of being rebuilt or made reasonably fit for occupancy within 30 days from the date of damage or destruction, the Landlord or the Tenant may terminate this Lease on written notice given within 20 days after the occurrence of such damage or destruction.

11.3 Notwithstanding the provisions of clause 11.1 hereof, in the event of damage or destruction occurring by reason of any cause in respect of which proceeds of insurance are substantially sufficient to pay for the cost of rebuilding or making fit the building or the demised premises are not payable to or received by the Landlord, or in the event that any mortgagee or other person entitled thereto shall not consent to the payment to the Landlord of the proceeds of any insurance policy for such purpose, the Landlord may terminate this Lease on written notice.

11.4 Upon the termination of this Lease, as hereinbefore provided, rent and any other liabilities of the Tenant shall be apportioned and paid to the date on which the damage or destruction occurred and the Tenant shall forthwith deliver up possession of the demised premises.

11.5 The certificate of an architect selected on the mutual agreement of the Landlord and Tenant as to the length of time required, using reasonable diligence, to rebuild or restore the building or the demised premises or as to when the demised premises or any portion thereof are reasonably fit for occupancy by the Tenant shall be conclusive and binding upon the Landlord and the Tenant. If the Landlord and Tenant are unable to agree upon an architect within ten (10) days after the occurrence of such damage or

SCHEDULE A-2 DESCRIPTION OF LANDS

Lot:	3
Block:	2
Plan:	051 1050
Containing:	3.19 Acres

Schedule B The Additional Cost Sum

The initial base lease rate to be set at 10.5% of the total cost of:

I) for the first 5 years:

- Purchasing the project off of First to a maximum of $1,250,000.00 (inclusive of developer's fee)
- land
- developer's fee ($10,000.00)
- site development
- building cost
- design costs
- interim financing at 8% per annum calculated monthly

ii) years 6 to 10

- 5% increase from the base lease rate

ii) years 11 to 15

- 5% increase from the rate in years 6 to 10

There will be an option to renew for a further 5 years at 5% increase from the rate in years 11 to 15. These rates will prevail during the term of the lease.

The lease will be guaranteed for the first 5 years by the principals of First Truck Centre (Edmonton) Inc. / First Industries Corporation.

Schedule B The Additional Cost Sum

The initial base lease rate to be set at 10.5% of the total cost of:

I) for the first 5 years:

- Purchasing the project off of First to a maximum of $1,250,000.00 (inclusive of developer's fee)
- land
- developer's fee ($10,000.00)
- site development
- building cost
- design costs
- interim financing at 8% per annum calculated monthly

ii) years 6 to 10

- 5% increase from the base lease rate

ii) years 11 to 15

- 5% increase from the rate in years 6 to 10

There will be an option to renew for a further 5 years at 5% increase from the rate in years 11 to 15. These rates will prevail during the term of the lease.

The lease will be guaranteed for the first 5 years by the principals of First Truck Centre (Edmonton) Inc. / First Industries Corporation.